Exhibit 99.1

Consent of Person About to Become a Director

Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, I hereby consent to be named in the registration statement on Form F-4 of New NV, and any amendments and supplements thereto, as a person about to become a member of the board of directors of New NV and to the filing of this consent as an exhibit to such registration statement and any amendment or supplement thereto.

By:	/s/ Nils Andersen	By:	/s/ Laura Cha
	Nils Andersen		Laura Cha
	Non-Executive Director		Non-Executive Director
Date: March 31, 2018		Date: March 27, 2018

By:	/s/ Vittorio Colao	By:	/s/ Marijn Dekkers
	Vittorio Colao		Marijn Dekkers
	Non-Executive Director		Non-executive Director
Date: March 29, 2018		Date: March 28, 2018

By:	/s/ Mary Ma	By:	/s/ Judith Hartmann
	Mary Ma		Judith Hartmann
	Non-executive Director		Non-executive Director
Date: March 28, 2018		Date: March 28, 2018

By:	/s/ Youngme Moon	By:	/s/ Strive Masiyiwa
	Youngme Moon		Strive Masiyiwa
	Non-executive Director		Non-executive Director
Date: March 27, 2018		Date: March 28, 2018

By:	/s/ Feike Sijbesma	By:	/s/ John Rishton
	Feike Sijbesma		John Rishton
	Non-executive Director		Non-executive Director
Date: March 28, 2018		Date: March 27, 2018

Consent of Person About to Become a Director

Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, I hereby consent to be named in the registration statement on Form F-4 of Unilever International Holdings N.V., and any amendments and supplements thereto, as a person about to become a member of the board of directors of Unilever International Holdings N.V. and to the filing of this consent as an exhibit to such registration statement and any amendment or supplement thereto.

By:	/s/ Andrea Jung
Andrea Jung
Non-Executive Director
Date: April 24, 2018